Exhibit 99.2

                           CONSENT OF DIRECTOR NOMINEE


         I hereby consent to being named as a nominee to the Board of Directors of Prometric, Inc., a Maryland corporation, in its Registration Statement on Form S-1, and any and all amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission.




September 21, 1999                          /s/ J. Phillip Samper
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                                            J. Phillip Samper